                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                (INCLUDING THE PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                        KASH N' KARRY FOOD STORES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares"), of Kash n' Karry Food Stores, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), including the Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, as amended, dated as of April 13, 1995, between the Company and Fleet National Bank (successor in interest to Shawmut Bank Connecticut, N.A.) (the "Rights Agreement"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. All references herein to the Rights include all benefits which may inure to stockholders of the Company pursuant to the Rights Agreement, and unless the context requires otherwise, all references herein to Shares include the Rights. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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
         BY MAIL:                  BY HAND OR OVERNIGHT COURIER:                  BY FACSIMILE:
Reorganization Department            Reorganization Department             (For Eligible Institutions
     Midtown Station                       120 Broadway                               Only)
       P.O. Box 798                         13th Floor                           (201) 329-8936
 New York, New York 10018            New York, New York 10271                 CONFIRM BY TELEPHONE:
                                                                                (201) 296-4209 or
                                                                                 (201) 296-4381
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to KK Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 15, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

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
Number of Shares:
Certificate Nos. (if available):
                                                         SIGNATURE(S) OF HOLDER(S)

Check one box if Shares will be delivered by                   Dated: , 199
book-entry transfer:                                   Name(s) of Record Holder(s):
/ / The Depository Trust Company
/ / Philadelphia Depository Trust Company
Account Number:                                            PLEASE TYPE OR PRINT
                                                                  ADDRESS
                                                                 ZIP CODE
                                                        AREA CODE AND TELEPHONE NO.
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                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

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
                NAME OF FIRM                               AUTHORIZED SIGNATURE
                   ADDRESS                                         TITLE
                                               Name:
         AREA CODE AND TELEPHONE NO.           Dated:, 199
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                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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